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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Libbey Inc. listed below, of our report dated January 30, 2004, with respect to the Consolidated Financial Statements and schedule of Libbey Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003:

Form S-3     No. 333-28735   Registration and Related Prospectus for 2,000,000
                             shares of common stock

Form S-8     No. 33-64726    Libbey Inc. Retirement Savings Plan and the Libbey
                             Inc. Supplemental Retirement Plan (formally known as Libbey Inc. Stock Purchase and Retirement
                             Savings Plan and the Libbey Inc. Stock Purchase and
                             Supplemental Retirement Plan, respectively)

             No. 33-80448    Libbey Inc. Stock Option Plan for Key Employees

             No. 33-98234    Libbey Inc. Amended and Restated Stock Option Plan
                             for Key Employees

             No. 333-49082   The 1999 Equity Participation Plan of Libbey Inc.

             No. 333-88752   Libbey Inc. 2002 Employee Stock Purchase Plan





                                             /s/    ERNST & YOUNG LLP


Toledo, Ohio
March 12, 2004